UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	333-190028-01	62-1543816
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 27, 2026, Mid-America Apartments, L.P. (the “Operating Partnership”) issued and sold $200,000,000 aggregate principal amount of its 4.650% Senior Notes due 2033 (the “Notes”). The terms of the Notes are governed by the indenture dated as of May 9, 2017 between the Operating Partnership and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as amended and supplemented by the tenth supplemental indenture dated as of November 10, 2025 (the “Supplemental Indenture”) between the Operating Partnership and the Trustee. The Notes were issued as additional notes under the Indenture and the Supplemental Indenture pursuant to which the Operating Partnership previously issued $400,000,000 aggregate principal amount of its 4.650% Senior Notes due 2033 on November 10, 2025 (the “Initial Notes”). The Notes will be treated as a single series of securities with the Initial Notes under the Indenture and Supplemental Indenture and will have the same CUSIP number as, and be fungible with, the Initial Notes.

The Notes bear interest at 4.650% per annum. Interest is payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2026. The Notes will mature on January 15, 2033.

At any time prior to November 15, 2032 (approximately two months prior to the maturity date of the Notes), the Operating Partnership will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, by paying a “make-whole” premium, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, on or after November 15, 2032, the Operating Partnership will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency related defaults, the Operating Partnership’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Notes is qualified in its entirety by the full text of the Supplemental Indenture, which was filed as Exhibit 4.2 to the Operating Partnership’s Current Report on Form 8-K filed on November 10, 2025 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1

Indenture, dated as of May 9, 2017, by and between Mid-America Apartments, L.P. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2017 and incorporated herein by reference)

4.2

Tenth Supplemental Indenture, dated as of November 10, 2025, by and between Mid-America Apartments, L.P. and U.S. Bank Trust Company, National Association (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 10, 2025 and incorporated herein by reference)

5.1	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted in Inline eXtensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:	February 27, 2026	/s/ A. Clay Holder
A. Clay Holder
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

MID-AMERICA APARTMENTS, L.P.
By: Mid-America Apartment Communities, Inc., its general partner

Date:	February 27, 2026	/s/ A. Clay Holder
A. Clay Holder
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)